 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                                                $________________

NUMBER _______                                                                        CUSIP 06050_ _____

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES I
(Indexed Note)

/ /  SEE THE ATTACHED PRINCIPAL REPAYMENT                             BASE RATE:
      AMOUNT RIDER for a description of the                                             (if applicable, check one)
      PRINCIPAL REPAYMENT AMOUNT and its calculation.                ___CD Rate
                                                                                                                              ___Commercial Paper Rate
/ /  SEE THE ATTACHED INTEREST PAYMENT AMOUNT                 ___LIBOR ____________
     RIDER for a description of the INTEREST                                               ___Federal Funds Rate
     PAYMENT AMOUNT and its calculation                                               ___Prime Rate
                                                                                                                               ; ___Treasury Rate
                                                                                                                               ; ___CMT Rate
ORIGINAL ISSUE DATE:                                                                                         CMT TeleratePage:__________
STATED MATURITY DATE:                                                                                CMT Maturity Index:________
FINAL MATURITY DATE:                                                                             ___Other:____________________
INITIAL INTEREST RATE:                                                                                                ____________________
INDEX MATURITY FOR INITIAL                                                                                   ____________________
INTEREST RATE (IF DIFFERENT):
INDEX MATURITY:
INDEX MATURITY FOR FINAL
INTEREST PAYMENT PERIOD (IF DIFFERENT):
SPREAD:
SPREAD MULTIPLIER:
MAXIMUM INTEREST RATE:
MINIMUM INTEREST RATE:                                                                             / / This Note is a Renewable Note.
INTEREST PAYMENT DATES:                                                                                ; See Attached Rider
INTEREST RESET DATES:
INTEREST RESET PERIOD:
INITIAL REDEMPTION DATE:                                                                           / / This Note is an
INITIAL REDEMPTION PERCENTAGE:                                                                   Extendible Note.
ANNUAL REDEMPTION PERCENTAGE REDUCTION:                                      See Attached Rider.
OPTIONAL REPAYMENT DATE(S):
CALCULATION AGENT:
ADDITIONAL TERMS:
MINIMUM DENOMINATIONS

         BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, that amount calculated according to the terms of the attached Principal Repayment Amount Rider (the "Principal Repayment Amount") on the Stated Maturity Date specified above (except to the extent redeemed, repaid or converted prior to the Stated Maturity Date or unless stated otherwise), and, for interest-bearing notes, to pay interest (i) on the face amount at a rate per annum equal to the Initial Interest Rate specified above until the initial Interest Reset Date as specified above and thereafter at a rate determined in accordance with (A) the provisions set forth in the attached Interest Payment Amount Rider (the "Interest Payment Amount") and (B) to the extent applicable, the provisions on the reverse hereof, and the Base Rate and Index Maturity specified above, until the Principal Repayment Amount is paid or duly made available for payment (if required pursuant to the terms of the Principal Repayment Amount Rider, or (ii) as otherwise provided for on the Interest Payment Amount Rider. For interest-bearing Notes, the Corporation will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next Interest Payment Date, in which case commencing on the Interest Payment Date following the next Regular Record Date, and on the Stated Maturity Date or Final Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Optional Repayment Date as specified above with respect to which any such option has been exercised, each such Stated Maturity Date, Final Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal repayable on such date). Interest on this Note will accrue from the Original Issue Date specified above until the Principal Repayment Amount is paid and will be computed as hereinafter described.

       Unless stated otherwise, interest payable on this Note on any Interest Payment Date or the Maturity Date will include interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified above if no interest has been paid or duly provided for) to but excluding such Interest Payment Date or Maturity Date, as the case may be; provided, however, that if the Interest Reset Period specified above is daily or weekly, interest payable on any Interest Payment Date or the Maturity Date will include interest accrued from but excluding the Regular Record Date through which interest has been paid or duly provided for (or from and including the Original Issue Date specified above if no interest has been paid or duly provided for) to and including the Regular Record Date preceding such Interest Payment Date, except that interest payable on any such Maturity Date will include interest accrued to, but excluding, such Maturity Date. If any Interest Payment Date falls on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate is LIBOR, if such next Business Day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day; and if the Maturity Date falls on a day that is not a Business Day, the Principal Repayment Amount or interest payable with respect to such Maturity Date will be paid on the next Business Day with the same force and effect as if made on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same indebtedness as this Note) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date, whether or not a Business Day (the "Regular Record Date"); provided, however, that the first payment of interest on any Note with an Original Issue Date, as specified above, between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the Principal Repayment Amount shall be payable. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. As used herein, except to the extent otherwise provided under the Principal Repayment Amount and Interest Payment Amount Riders "Business Day" means any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina, (2) not a day on which banking institutions in New York, New York, or Charlotte, North Carolina are authorized or required by law or regulation to be closed and (3) if the Base Rate is LIBOR, is a day on which commercial banks are open for business (including dealings in LIBOR currency) in London, England.

         Except to the extent otherwise provided under the Principal Repayment Amount and Interest Payment Amount Riders, the principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the attached Riders, which shall have the same effect as though fully set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                                      BANK OF AMERICA CORPORATION

                                                                      By:____________________________________
[SEAL]                                                          Title: Senior Vice President

ATTEST:

___________________________
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________

                                                                         THE BANK OF NEW YORK,
                                                                          as Trustee

                                                                           By:___________________________
                                                                                        Authorized Signatory

[Reverse of Note]

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES I
(Indexed Note)

          This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor in interest to NationsBank Corporation) and The Bank of New York (successor in interest to U.S. Bank Trust National Association, successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001 to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Senior Medium-Term Notes, Series I (herein called the "Notes"), initially limited in aggregate principal amount to $3,000,000,000.

          This Note is not subject to any sinking fund.

          This Note may be subject to repayment at the option of the registered holder only if the Optional Repayment Date(s) are indicated on the face hereof. IF NO OPTIONAL REPAYMENT DATES OR CONVERSION FEATURES ARE SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE SO REPAID OR CONVERTED AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment or as otherwise provided on the Principal Repayment Amount Rider. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form below entitled "Option to Elect Repayment" duly completed, by the Issuing and Paying Agent at the Corporate Trust Office, or such other address of which the Corporation shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

          This Note may be redeemed at the option of the Corporation on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date") or as otherwise provided on the Principal Repayment Amount Rider. IF NO INITIAL REDEMPTION DATE IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Corporation at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof. If this Note is redeemable at the option of the Corporation, the "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the face amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          To the extent not inconsistent with the provisions set forth on the Interest Payment Amount Rider, accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including the Original Issue Date, or from, but excluding, the last date to which interest has been paid, as the case may be, to, and including, the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate in effect on such day by (i) 360, or (ii) the actual number of days in the year, in the case of Notes having the Treasury Rate or the CMT Rate as their Base Rate as specified on the face hereof.

          The Base Rate (as defined herein) with respect to this Note may be (i) the CD Rate, (ii) the Commercial Paper Rate, (iii) LIBOR, (iv) the Federal Funds Rate, (v) the Prime Rate, (vi) the Treasury Rate, (vii) the CMT Rate or (viii) such other rate as is described on the face hereof and, if necessary, on a rider to this Note.

             Except as described below and on the Interest Payment Amount Rider, this Note will bear interest, if any, at the rate determined by reference to the appropriate interest rate basis (the "Base Rate") and Index Maturity, each as specified on the face hereof, (i) plus or minus the Spread, if any, specified on the face hereof and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The interest rate in effect with respect hereto during an Interest Reset Period will be the rate determined on the Calculation Date (as hereinafter defined) by reference to the Interest Determination Date (as hereinafter defined). The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, as specified on the face hereof, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR, if such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The term "Final Interest Payment Period" means the period from the final Interest Reset Date to the Maturity Date.

            The Interest Determination Date with respect to any Note that has as its Base Rate the Federal Funds Rate or the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date.

             The Interest Determination Date with respect to any Note that has as its Base Rate the CD Rate, the Commercial Paper Rate or the CMT Rate will be the second Business Day preceding the applicable Interest Reset Date. The Interest Determination Date with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day (as defined below) preceding the applicable Interest Reset Date. The Interest Determination Date with respect to any Note that has the Treasury Rate as its Base Rate will be the day of the week in which the applicable Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of this note normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction. Otherwise, the Interest Determination Date shall be determined in accordance with the provisions set forth on the Interest Payment Amount Rider.

            To the extent not inconsistent with the Interest Payment Amount Rider, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the 10th calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

             Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

                 Determination of CD Rate. The "CD Rate" for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the heading "CDs (secondary market)".

           The following procedures will be followed if the CD Rate cannot be determined as described above:

            •    If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, the CD Rate will be the rate on that Interest
                  Determination Date for negotiable U.S. dollar certificates of deposit of the
                  Index Maturity described on the face of this note as published in H.15 Daily
                  Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)".

            •    If that rate is not published by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M.,
                 New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in
                 New York City for negotiable certificates of deposit in a denomination of
                 $5,000,000 of major United States money-center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity described on the face of the Note.
                 The calculation agent will select the three dealers referred to above.

           •    If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.
                  "H.15(519)" means the weekly publication entitled "Federal Reserve
                  Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System.

          "H.15 Daily Update" means the daily update of H.15(519), available through the Internet site of the Board of Governors of the Federal Reserve System at http://federal reserve.gov/ releases/h15/update or any successor site or publication.

            Determination of Commercial Paper Rate. The "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described on the face of this note, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Commercial Paper - Nonfinancial".

          The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

           •     If the above rate is not published in H.15(519) by 3:00 P.M., New York
                  City time, on the calculation date, the Commercial Paper Rate will be the
                  Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described on the face of this note, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper - Nonfinancial".

            •    If that rate is not published in H.15 Daily Update by 3:00 P.M., New York
                  City time, on the calculation date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 A.M., New York City time, on that Interest
                  Determination Date for commercial paper having the Index Maturity described on the face of this note placed for an industrial issuer whose bond rating is
                   "Aa", or the equivalent, from a nationally recognized securities rating organization. The calculation agent will select the three dealers referred to above.

             •    If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial
                   Paper Rate then in effect on that Interest Determination Date.

        "Money Market Yield" is a yield calculated in accordance with the following formula:

                         Money Market =    D x 360             x 100
                               Yield             360 ---------- (D x M)

         Where "D" refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of LIBOR. On each Interest Determination Date, the calculation agent will determine LIBOR as follows:

           •     If "LIBOR Telerate" is specified on the face of this Note, LIBOR will be the rate for deposits in the LIBOR currency having the Index Maturity described on the face of this Note on the applicable Interest Determination
                  Date, as such rate appears on the designated LIBOR page as of 11:00 A.M.,
                  London time, on that Interest Determination Date.

           •     If "LIBOR Reuters" is described on the face of this Note, LIBOR will be the average of the offered rates for deposits in the LIBOR currency having the Index Maturity described on the face of this Note on the applicable
                  Interest Determination Date, as such rates appear on the designated LIBOR page of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the designated LIBOR page.
                  If the face of the Note does not specify "LIBOR Telerate" or LIBOR Reuters,"
                  the LIBOR Rate will be LIBOR Telerate. In addition, if the designated LIBOR page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

          On any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable designated LIBOR page, the calculation agent will determine LIBOR as follows:

            •     LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR currency having the Index Maturity described on the face of this note on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately
                   11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided,
                   LIBOR for that Interest Determination Date will be the average of those quotations.

           •      If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in the Principal
                   Financial Center selected by the calculation agent at approximately 11:00 A.M., in the Principal Financial Center, on the Interest Determination Date for loans to leading European banks in the LIBOR currency having the Index
                   Maturity designated on the face of this note on the Interest Determination
                   Date and in a principal amount that is representative for a single transaction in that market at that time. The calculation agent will select the three banks referred to above.

           •      If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the
                   Interest Determination Date.

          "Principal Financial Center" is generally the capital city of the country of the specified LIBOR Currency; however, for U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Italian lire and Swiss francs, the "Principal Financial Center" is New York, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Milan and Zurich, respectively.

             Determination of Federal Funds Rate. The "Federal Funds Rate" for any Interest Determination Date is the rate on that date for Federal Funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the heading "Federal Funds (Effective)" and/or displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120").

      The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

        •        If the above rate is not published in H.15(519) by 3:00 P.M., New
                 York City time, on the calculation date or does not appear on Telerate
                 Page 120, the Federal Funds Rate will be the rate on that Interest
                 Determination Date, as published in H.15 Daily Update, or such other recognized electronic source for the purposes of displaying the applicable rate, under the caption "Federal Funds (Effective)".

          •      If that rate is not published in H.15 Daily Update by 3:00 P.M., New York
                  City time, on the calculation date, then the calculation agent will determine the Federal Funds Rate to be the average of the rates for the last transaction in overnight federal funds quoted by three leading brokers of Federal
                   Funds transactions in New York City, selected by the calculation agent, as of 9:00 A.M., New York City time, on that Interest Determination Date.

           •      If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect on that Interest Determination Date.

            Determination of Prime Rate. The "Prime Rate" for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) by 9:00 A.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Bank Prime Loan".

             The following procedures will be followed if the Prime Rate cannot be determined as described above:

             •    If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, then the Prime Rate will be the rate as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption
                   "Bank Prime Loan."

             •     If that rate information is not provided by 3:00 P.M., New York City time, then the calculation agent will determine the Prime Rate based on the rates as they appear on the Reuters screen US PRIME 1. If at least one rate, but fewer than four rates appear on the Reuters screen US PRIME
                    1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by four major money center banks in New York City selected by the calculation agent.

             •     If fewer than two rates appear on the Reuters screen as US PRIME 1, then the Prime Rate will be the average of the Prime Rates furnished in
                    New York City by the appropriate number of substitute banks or trust companies (all organized under the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent, on the Interest Determination Date.

              •     If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest
                     Determination Date.

            "Reuters screen US PRIME 1" means the display designated as page "US PRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

            Determination of Treasury Rate. The "Treasury Rate" for any Interest Determination Date is the rate set at the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity described on the face of this note, as published in H.15(519) by 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" and/or displayed on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57").

          The following procedures will be followed if the Treasury Rate cannot be determined as described above:

          •      If the rate is not published in H.15(519) by 3:00 P.M., New York City time, or displayed on Telerate Page 56 or Telerate Page 57 on the calculation date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States
                  Department of the Treasury on the calculation date.

          •       If the results of the most recent auction of Treasury bills having the
                   Index Maturity described on the face of this note are not published or announced as described above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held on the Interest Determination
                   Date, then the calculation agent will determine the Treasury Rate to be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 P.M., New
                   York City time, on the Interest Determination Date of three leading primary
                   United States government securities dealers, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index
                   Maturity described on the face of this note.

            •     If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that Interest Determination Date.

             Determination of CMT Rate. The "CMT Rate" for any Interest Determination Date is the rate displayed on the Designated CMT Telerate Page by 3:00 P.M., New York City time, on the calculation date for that Interest Determination Date under the caption "..Treasury Constant Maturities..Federal Reserve Board Release H.15..Mondays Approximately 3:45 P.M.," under the column for the Index Maturity described in the pricing supplement for:

                    (i)     if the Designated CMT Telerate Page is displayed on Bridge
            Telerate, Inc. (or any successor service) on page 7051 (or any page as may replace that page on that service), such Interest Determination Date; or

                   (ii)      if the Designated CMT Telerate Page is displayed on Bridge
             Telerate, Inc. (or any successor service) on page 7052 (or any page as may replace that page on that service) ("Telerate Page 7052"), the week, or the month ended immediately preceding the week in which the related Interest
             Determination Date occurs.

             The following procedures will be used if the CMT Rate cannot be determined as described above:

              •      If the rate is not displayed on the relevant page by 3:00 P.M., New
                      York City time, on the calculation date, then the CMT Rate will be the Treasury constant maturity rate for the Index Maturity, as published in H.15(519).

              •      If that rate is not published in H.15(519) by 3:00 P.M., New York
                      City time, on the calculation date, then the CMT Rate will be the
                      Treasury constant maturity rate (or other United States Treasury rate)
                      for the Index Maturity for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve
                      System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

              •      If that information is not provided by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the
                      CMT Rate to be a yield to maturity based on the average of the secondary market closing offer side prices, as of approximately 3:30 P.M.,
                      New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United
                      States governmental securities dealers (each, a "Reference Dealer") in
                      New York City. The calculation agent will select five Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest quotations) and the lowest quotation (or, in the event of equality, one of the lowest equations), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury
                      Notes") with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than the Index Maturity minus one year.

               •     If the calculation agent cannot obtain three Treasury Note quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the
                     Interest Determination Date of three Reference Dealers in New York
                     City (selected using the same method described above) for Treasury
                     Notes with an original maturity of the number of years that is the next highest to the Index Maturity and a remaining term to maturity closest to the Index Maturity and in an amount of at least $100,000,000.

              •      If three or four, but not five Reference Dealers are quoting as described above, then the CMT Rate will be based on the average of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

              •       If fewer than three Reference Dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT
                       Rate then in effect on the Interest Determination Date.

              "Designation CMT Telerate Page" means the display page on the Bridge Telerate, Inc. specified on the face of this note (or any other replacement page displaying Treasury Constant Maturity as reported in H.15(519)). If no such page is specified on the face of this note, the Designated CMT Telerate Page shall be Telerate Page 7052 for the most recent week.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof, and the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

          The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

           If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the Principal Repayment Amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          No recourse shall be had for the payment of the Principal Repayment Amount or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof or in such minimum denominations as are set forth on the face of this Note. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent and any agent of the Corporation, the Trustee or any Issuing and Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of the Principal Repayment Amount and interest, notices and voting. Transfer of the Principal Repayment Amount and interest to participants of DTC will be the responsibility of DTC, and transfer of the Principal Repayment Amount and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                       TEN COM-- as tenants in common
                       TEN ENT-- as tenants by the entireties
                       JT TEN-- as joint tenants with right of survivorship and not as tenants in common
                       UNIF GIFT MIN ACT--...........................Custodian............................
                                                                  (Cust)                                   (Minor)
                                              Under Uniform Gifts to Minors Act
                                             .......................................................

(State)

              Additional abbreviations may also be used though not in the above list.

_____________________________

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE]

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

Please Insert Social Security or Other
          Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:___________________          _____________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

[OPTION TO ELECT REPAYMENT]

          The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Repayment Amount hereof together with interest to the repayment date, to the undersigned, at _________________________________________________________________________

________________________________________________________________________.
(Please print or typewrite name and address of the undersigned)

          For this Note to be repaid, the Trustee (or any duly appointed paying agent) must receive at __________________, or at such other place or places of which the Corporation shall from time to time notify the registered holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face hereof, this Note with this "Option to Elect Repayment" form duly completed.

          If less than the entire Principal Repayment Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $1,000 in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$________________            ______________________________________________
                                                 NOTICE: The signature on this
                                                 Option to Elect Repayment must
Date:________________        correspond with the name as written
                                                 upon the face of this Note in every
                                                 particular, without alteration or
                                                 enlargement or any change whatever.

RENEWABLE NOTE RIDER

          The Corporation and the purchaser of this Note have agreed that this Note is a Renewable Note which initially matures on the Stated Maturity Date shown on the face hereof. At each Renewal Date, as specified below, the maturity of this Note will be automatically extended to the corresponding New Maturity Date, as specified below, unless the registered holder of this Note elects to terminate the automatic extension of the maturity of this Note or any portion hereof and delivers a completed Extension Termination Notice to the Trustee (or any duly appointed paying agent) not less than 15 nor more than 30 days prior to the applicable Renewal Date. The Extension Termination Notice may specify all or a portion of the outstanding principal amount of the Note so long as the principal amount of the Note remaining outstanding after repayment is an integral multiple of $1,000. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal balance of such Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such maturity be extended beyond the Final Maturity Date set forth below. An election to terminate the automatic extension of the maturity hereof shall be irrevocable and binding on each holder hereof. Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.

STATED MATURITY DATE:_________________________________

FINAL MATURITY DATE:___________________________________

               Renewal Date(s)                          New Maturity Date(s)

EXTENDIBLE NOTE RIDER

         The Corporation and the purchaser of this Note have agreed that this Note is an Extendible Note, whereby the Corporation has the option to extend the maturity of this Note for one or more whole year periods, as set forth below (each, an "Extension Period"), up to but not beyond the Final Maturity Date set forth below, under the terms of this Note as supplemented by this Extendible Note Rider.

                              Stated Maturity Date: _____________________
                              Final Maturity Date:  ______________________

Extension Notice Due Date	Extended Maturity Date

          The Corporation may exercise its option with respect hereto by delivery to the Trustee (or any duly appointed paying agent) of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date originally in effect with respect hereto or, if the Stated Maturity Date has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"). After such receipt and not later than 40 days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee (or any duly appointed Paying Agent) will mail first class mail, postage prepaid, to the registered holder hereof a notice (the "Extension Notice") relating to such extension period (the "Extension Period") setting forth (i) the election of the Corporation to extend the maturity hereof, (ii) the new Extended Maturity Date, (iii) the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee (or any duly appointed paying agent) of an Extension Notice to the registered holder hereof, the maturity hereof shall be extended automatically as set forth in such Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 days prior to the Maturity Date hereof (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Corporation may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier for the Extension Period by mailing or causing the Trustee (or any duly appointed Paying Agent) to mail notice of such higher Spread and/or Spread Multiplier, first class mail, postage prepaid, to the registered holder of such Note. Such notice shall be irrevocable. Thereafter this Note will bear such higher Spread and/or Spread Multiplier for the Extension Period.

           If the Corporation elects to extend the maturity hereof, the registered holder hereof will have the option to elect repayment hereof by the Corporation on the Maturity Date then in effect at a price equal to the Principal Repayment Amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on the Maturity Date, the Corporation must receive, at least 15 days but not more than 30 days prior to the Maturity Date then in effect with respect hereto, (i) this Note with the form "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the registered holder hereof, the Principal Repayment Amount hereof, the Principal Repayment Amount to be repaid, the certificate number or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" attached hereto, will be received by the Trustee (or any duly appointed Paying Agent) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Trustee (or any duly appointed Paying Agent) by such fifth Business Day. Such option may be exercised by the registered holder hereof for less than the aggregate Principal Repayment Amount hereof then outstanding, provided that the Principal Repayment Amount of the Note remaining outstanding after repayment is an integral multiple of $1,000.

BANK OF AMERICA CORPORATION
Medium-Term Senior Note, Series I

PRINCIPAL REPAYMENT AMOUNT

[formula]
[supplemental amount]
[indexed item]
[valuation date]
[event of default]
[market disruption]
[conversion features and mechanics]
[ability to settle in stock or other non-cash property]
[other]

BANK OF AMERICA CORPORATION
Medium-Term Senior Note, Series I

INTEREST PAYMENT AMOUNT RIDER

[formula]
[interest determination date]
[indexed item]
[delivery of securities or other non-cash property]
[other]